UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2015

NEW YORK MORTGAGE TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Madison Avenue

New York, New York 10016

 (Address and zip code of

principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

Federal Home Loan Bank Membership

On February 20, 2015, a wholly-owned subsidiary of New York Mortgage Trust, Inc. (the “Company,” “we,” “us,” or “our”), Great Lakes Insurance Holdings LLC (“GLIH”), became a member of the Federal Home Loan Bank of Indianapolis (“FHLBI”). As a member of the FHLBI, the Company expects that GLIH will have access to a variety of products and services offered by the FHLBI, including secured advances. As of March 31, 2015, GLIH had no outstanding secured advances from FHLBI and had $200 million of available uncommitted credit for borrowings, which amount may be adjusted at the sole discretion of the FHLBI. The Company expects that GLIH will begin to receive secured advances from the FHLBI beginning in April 2015.

Each advance from the FHLBI will require approval by the FHLBI and will be secured by collateral in accordance with the FHLBI’s credit and collateral guidelines, as may be revised from time to time by the FHLBI. Eligible collateral may include conventional one-to-four family residential mortgage loans, CMBS, Agency RMBS and Non-Agency RMBS with an A rating and above. In connection with GLIH becoming a member of the FHLBI, the Company has agreed to guarantee the due and punctual payment of GLIH’s obligations under its financing agreement with FHLBI.

In September 2014, the Federal Housing Finance Agency (“FHFA”) issued a Notice of Proposed Rulemaking which asserts that the membership of any captive insurer that became a member of a Federal Home Loan Bank after the publication date of the Notice of Proposed Rulemaking and did not meet the eligibility requirements for membership set out in the proposed rule will have its Federal Home Loan Bank membership terminated and will be required to promptly liquidate any and all advances made to it by a Federal Home Loan Bank upon the date of adoption of any final rule that tracks the eligibility requirements of the proposed rule, as well as pay associated early termination fees and accrued interest.

GLIH does not meet the eligibility requirements set out in the proposed rule and does not expect to meet them if those requirements remain in any final rule. As a result, GLIH may be required to terminate its membership in the FHLBI and liquidate any and all advances made to it in the future if it fails to meet the eligibility requirements set out in any final rule issued by the FHFA. In the event GLIH is required to liquidate any advances from FHLBI, the Company would expect to replace those advances with borrowings from other financing sources, including repurchase agreements.

Any future ability to borrow from the FHLBI will be subject, in addition to the eligibility requirements contained in any final rule issued by the FHFA, to the Company’s continued creditworthiness, pledging of sufficient eligible collateral to secure advances, and compliance with certain agreements with the FHLBI, and accordingly, there can be no assurance as to any future amount of uncommitted credit for borrowings from the FHLBI.

At-the-Market Offering Program Update

Since December 31, 2014 to the date of this Current Report on Form 8-K, the Company has issued and sold 4,116,115 shares of its common stock at an average price of $7.91 per share under its at-the-market offering programs, resulting in net proceeds to the Company of approximately $31.9 million.

Risk Factor Disclosure Update

The Company is also supplementing its risk factor disclosure included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 as follows:

2

Our wholly-owned subsidiary, GLIH, which became a member of the FHLBI on February 20, 2015, does not meet the eligibility requirements set out in the FHFA’s September 2014 Notice of Proposed Rulemaking and does not expect to meet them if those requirements remain in any final rule, in which case GLIH’s FHLBI membership would be terminated and GLIH would be required to promptly liquidate any and all advances made to it by the FHLBI. We may be unable to obtain sufficient financing on favorable terms or at all to repay or replace GLIH’s future outstanding advances from the FHLBI upon any such required liquidation, which could adversely affect our liquidity and/or cause us to sell our assets under adverse market conditions and possibly incur substantial losses.

On February 20, 2015, GLIH, a Michigan-domiciled and licensed insurance company, became a member of the FHLBI. The FHFA, in its Notice of Proposed Rulemaking, dated September 2, 2014, or the Proposing Release, asserts that the FHFA will require the immediate termination of the Federal Home Loan Bank membership of any captive insurance company member that (i) did not meet the eligibility requirements for membership set out in the proposed rule and (ii) was approved for membership during the period between the publication of the proposed rule and the effective date of the final rule. In addition to immediate termination of Federal Home Loan Bank membership, the Proposing Release asserts that the FHFA will also require the prompt liquidation of any and all outstanding advances to such captive insurer. The Proposing Release states that the FHFA will consider whether to make the termination of membership and the prompt liquidation of advances explicit in the final rule. GLIH does not meet the eligibility requirements set out in the proposed rules and if the final rule contains the same eligibility requirements, GLIH does not expect to satisfy such requirements. Accordingly, there can be no assurance as to whether GLIH’s membership in the FHLB will continue past the adoption, if any, of a final rule, nor can there be any assurance as to when or if any final rule is adopted, what provisions the final rule may contain, or whether there would be any successful regulatory or judicial challenge which would alter the application of the FHFA’s assertions. If a final rule is adopted that requires us to promptly liquidate GLIH’s advances from the FHLBI as well as pay associated early termination fees and accrued interest, there can be no assurance that we will be able to obtain sufficient financing on favorable terms or at all to repay or replace our future outstanding advances from the FHLBI upon any such liquidation, which could adversely affect our liquidity and/or force us to sell our assets under adverse market conditions and incur substantial losses. Additionally, if GLIH’s membership is terminated, we would be at a competitive disadvantage vis-à-vis our competitors with captive insurance company members of a Federal Home Loan Bank which became members prior to the publication of the Proposing Release and therefore have and will continue to have access to long-term funding with which to acquire their target assets.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC.
(Registrant)

Date: April 15, 2015	By:	/s/ Steven R. Mumma
Steven R. Mumma
Chief Executive Officer